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                                                                    EXHIBIT 21.1

                LIST OF SUBSIDIARIES OF SPIEKER PROPERTIES, INC.

 1. Brea Place Associates, L.P., a California limited partnership
 2. Fremont Bayside Associates, L.P., a California limited partnership
 3. S.S. Livermore L.P., a California limited partnership
 4. Sand Hill Northwest Properties, L.L.C.
 5. Spieker Brea, L.P., a Delaware limited partnership
 6. Spieker Partners-Livermore Ltd., a California limited partnership
 7. Spieker Properties #122, Limited Partnership, a California limited partnership
 8. Spieker Properties #144, Limited Partnership, a Texas limited partnership
 9. Spieker Properties #154, Limited Partnership, a California limited partnership
10. Spieker Properties #166, Limited Partnership, a California limited partnership
11. Spieker Properties #172, Limited Partnership, a California limited partnership
12. Spieker Properties #177, Limited Partnership, a California limited partnership
13. Spieker Properties #178, Limited Partnership, a California limited partnership
14. Spieker Properties #179, Limited Partnership, a California limited partnership
15. Spieker Properties #183, Limited Partnership, a California limited partnership
16. Spieker Properties #185, Limited Partnership, a California limited partnership
17. Spieker Properties #219, Partners, a California general partnership
18. Spieker Properties #221, Partners, Limited Partnership, a California general partnership
19. Spieker Properties #237, Partners, a California general partnership
20. Spieker Properties #238, Partners, a California general partnership
21. Spieker Properties, L.P., a California limited partnership
22. Spieker Washington Interest Partners, a California general partnership